                                                                   EXHIBIT 99.1

                                FLOWPOINT CORP.

      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON SEPTEMBER 8, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of FlowPoint Corp. ("FlowPoint"), a California corporation, hereby appoints Charles L. Waggoner and John M. Scandalios, and each of them, proxies, with full power of substitution, to vote all shares of stock of FlowPoint which the undersigned is entitled to vote at the Special Meeting of Shareholders of FlowPoint to be held at 10:00 a.m., Pacific Time, on September 8, 1998, at the law offices of Cooley Godward LLP, legal counsel to FlowPoint, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, and at any adjournment(s) thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and the combined FlowPoint Proxy Statement and Cabletron Systems, Inc. Prospectus dated August 10, 1998 ("Proxy Statement/Prospectus"), a copy of which the undersigned acknowledges receipt thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

  VOTING INSTRUCTIONS: ALL SHAREHOLDERS SHOULD VOTE ON ITEMS 1 AND 2. WHERE A SEPARATE VOTE OF ANY PARTICULAR CLASS OF STOCK OF THE COMPANY IS REQUIRED, THIS PROXY SHALL BE VOTED AS A CLASS VOTE.

  PLEASE PROMPTLY RETURN YOUR COMPLETED PROXY TO:

  FlowPoint Corp., Attention: Secretary, 100 Knowles Drive, Suite 100, Los Gatos, CA 95030. A postage-paid return envelope has been included for your convenience.

  To all FlowPoint shareholders, please mark votes, as in this example. [X]

  1. To approve and adopt the Agreement and Plan of Merger (the "Plan or Merger") dated as of June 10, 1998 among Cabletron Systems, Inc. ("Cabletron"), Catfish Acquisition, Inc. ("Merger Sub") and FlowPoint and the related Agreement of Merger (the "Merger Agreement"), and to approve the merger (the "Merger") of FlowPoint with and into Merger Sub, a wholly-owned subsidiary of Cabletron, pursuant to the Plan or Merger and the Merger Agreement, and the transactions contemplated thereby, by which FlowPoint would become a wholly-owned subsidiary of Cabletron, and to approve an amendment to the Articles of Incorporation of FlowPoint (the "Articles Amendment") to cause all shares of FlowPoint Preferred Stock to automatically convert into shares of FlowPoint Common Stock immediately prior to the Closing of the Merger pursuant to the Plan of Merger (collectively, the "Merger Proposal").

                   [_] FOR    [_] AGAINST    [_] ABSTAIN

  2. To transact such other business as may properly come before the meeting and any adjournment thereof.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE PROPOSAL IN ITEM 1 AND AUTHORITY WILL BE DEEMED GRANTED TO THE PROXIES TO VOTE SUCH SHARES IN THEIR DISCRETION UNDER ITEM 2 ABOVE.

  If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

  The undersigned hereby revokes, to the extent allowed, any prior proxy to vote said shares heretofore given, if any.

Dated:                 , 1998

_____________________________________
             (SIGNATURE)

_____________________________________
             (SIGNATURE)

_____________________________________
     (PLEASE TYPE OR PRINT NAME)